As filed with the Securities and Exchange Commission on March 4, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REV Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware		26-3013415
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
245 South Executive Drive, Suite 100 Brookfield, WI 53005 (414) 290-0190

 (Address of Principal Executive Offices) (Zip Code)

Amended and Restated REV Group, Inc. 2016 Omnibus Incentive Plan
(Full titles of the plan)

Mark A. Skonieczny

President, Chief Executive Officer and Interim Chief Financial Officer

245 South Executive Drive,

Suite 100

Brookfield, WI 53005

(414) 290-0190

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen Zamansky

General Counsel

245 South Executive Drive, Suite 100

Brookfield, WI 53005

(414) 290-0190

Kyoko Takahashi Lin

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, REV Group, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 1,112,000 additional shares of common stock under the Registrant’s Amended and Restated REV Group, Inc. 2016 Omnibus Incentive Plan (the “Omnibus Plan”), which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statement on Form S-8 previously filed with the Commission on January 27, 2017 (Registration No. 333-215797) (the “Initial S-8”). The contents of the Initial S-8 are incorporated by reference into this Registration Statement. In accordance with the instructional note of Part I of Form S- 8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

Item 8.  Exhibits.

The following exhibits are filed herewith or incorporated by reference:

Exhibit No.		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation	10-Q	001-37999	3.1	03/07/2017
4.2	Second Amended and Restated Bylaws, currently in effect	8-K	001-37999	3.1	03/05/2020
5.1	Opinion of Davis Polk & Wardwell LLP.					X
23.1	Consent of RSM US LLP					X
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page of this Registration Statement)					X
99.1	Amended and Restated REV Group, Inc. 2016 Omnibus Incentive Plan	8-K	001-37999	10.1	03/01/2024
107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on this fourth day of March, 2024.

REV Group, Inc.
/s/ Mark A. Skonieczny
Mark A. Skonieczny President, Chief Executive Officer and Interim Chief Financial Officer

Table of Contents

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark A. Skonieczny, Stephen Zamansky and Joseph LaDue, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

/s/ Mark A. Skonieczny	/s/ Joseph LaDue
Mark A. Skonieczny, President and Chief Executive Officer, Interim Chief Financial Officer, and Director (Principal Executive and Financial Officer) Date: March 4, 2024	Joseph LaDue, Chief Accounting Officer (Principal Accounting Officer) Date: March 4, 2024

/s/ Paul Bamatter	/s/ Jean Marie “John” Canan
Paul Bamatter, Director Date: March 4, 2024	Jean Marie “John” Canan, Director Date: March 4, 2024

/s/ Dino Cusumano	/s/ Charles Dutil
Dino Cusumano, Director Date: March 4, 2024	Charles Dutil, Director Date: March 4, 2024

/s/ Maureen O'Connell	/s/ Randall Swift
Maureen O'Connell, Director Date: March 4, 2024	Randall Swift, Director Date: March 4, 2024

/s/ Joel Rotroff	/s/ Kathleen M. Steele
Joel Rotroff, Director Date: March 4, 2024	Kathleen M. Steele, Director Date: March 4, 2024